Exhibit 99.3

	For Month Ended 5/24/03

	As Reported	US GAAP	US GAAP
	to US Trustee	Adjustments	Adjusted
ASSETS:
Cash and cash equivalents — unrestricted	$272,685		$272,685
Cash and cash equivalents — restricted	$58,235		$58,235
Accounts receivable (net)	$706,919		$706,919
Inventory	$650,590		$650,590
Prepaid expenses	$320,922		$320,922
Professional retainers	$290,434		$290,434
Total Current Assets	$2,299,785	$—	$2,299,785
Property and Equipment (net)	$332,834	$4,767,343	$5,100,177
Total Other Assets	$198,033		$198,033
Total Assets	$2,830,652	$4,767,343	$7,597,995
LIABILITIES:
Salaries and wages	$76,000		$76,000
Payroll taxes	$3,608		$3,608
Real and personal property taxes	$87		$87
Income taxes	$2,989		$2,989
Sales taxes	$4,870		$4,870
Accounts payable	$245,521	$1,662,438	$1,907,959
Real property lease	$134,000		$134,000
Deferred Service Revenue	$345,176	$2,269,422	$2,614,598
Warranty	$9,750		$9,750
Misc	$1,319		$1,319
Total Current Liabilities	$823,320	$3,931,860	$4,755,180
Priority unsecured claims	$43,910	$(43,910)	$—
General unsecured claims	$3,887,950	$(3,887,950)	$—
Total Pre-Petition Liabilities	$3,931,860	$(3,931,860)	$—
Retained Earnings/(Deficit) at time of filing	$(201,251,104)		$(201,251,104)
Capital Stock	$45,855		$45,855
Additional paid-in capital	$215,214,328		$215,214,328
Cumulative profit/(loss) since filing of case	$(11,166,264)		$(11,166,264)
Market value adjustment	$(4,767,343)	$4,767,343	0
Total Equity (Deficit)	$(1,924,528)	$4,767,343	$2,842,815
TOTAL LIABILITIES & EQUITY (DEFICIT)	$2,830,652	$4,767,343	$7,597,995